Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statements on Form S-3ASR (No. 333-235347, 333-271055) of Everi Holdings, Inc., and
(2)Form S-8 (Nos. 333-131904, 333-140878, 333-149496, 333-157512, 333-165264, 333-172358, 333-187199, 333-197860, 333-202798, 333-218302, and 333-256298) of Everi Holdings, Inc.

of our report dated February 29, 2024, with respect to the consolidated financial statements of Everi Holdings Inc. included in this Annual Report (Form 10-K) of Everi Holdings Inc. for the year ended December 31, 2023.

/s/ Ernst & Young, LLP
Las Vegas, Nevada
March 3, 2025